                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  NOVEMBER 13, 2002

                           R.H. DONNELLEY CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                         1-07155                       13-2740040
-----------------------------   -----------------------------   -----------------------------
(State or Other Jurisdiction      (Commission File Number)              (IRS Employer
      of Incorporation)                                              Identification No.)

     ONE MANHATTANVILLE ROAD, PURCHASE, NEW YORK                       10577
-----------------------------------------------------   ------------------------------------
      (Address of Principal Executive Offices)                       (Zip Code)

                              R.H. DONNELLEY INC.*
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                        333-59287                      36-2467635
-----------------------------   -----------------------------   -----------------------------
(State or Other Jurisdiction      (Commission File Number)              (IRS Employer
      of Incorporation)                                              Identification No.)

     ONE MANHATTANVILLE ROAD, PURCHASE, NEW YORK                       10577
-----------------------------------------------------   ------------------------------------
      (Address of Principal Executive Offices)                       (Zip Code)

Registrants' telephone number, including area code:  (914) 933-6400

                                 Not Applicable
    ------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

* R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation, which became subject to the filing requirements of Section 15(d) on October 1, 1998. As of November 12, 2002, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

ITEM 9. REGULATION F-D DISCLOSURE.

     In connection with the financing related to the acquisition contemplated by the Stock Purchase Agreement, dated as of September 21, 2002, by and among R.H. Donnelley Corporation, a Delaware corporation (the "Company"), Sprint Corporation, a Kansas corporation ("Sprint"), and Centel Directories LLC, a Delaware limited liability company ("Centel Directories"), pursuant to which the Company intends to purchase Sprint's directory publishing business ("SPA") as referenced in the Current Report on Form 8-K filed on October 1, 2001, the following pro forma financial information is provided.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements (the "pro forma statements") give effect to the acquisition by the Company of SPA and related financings on the historical financial position and results of operations of the Company and SPA.

     The pro forma statements give effect to the SPA acquisition and the related financings as if the transactions had been consummated for the combined statements of operations on January 1, 2001 and for the combined balance sheet on September 30, 2002 under the purchase method of accounting.

     The pro forma statements are provided for informational purposes only and do not purport to represent what the combined financial position or results of operations actually would have been had the SPA acquisition and related financings and other pro forma adjustments occurred on the dates indicated. Additionally, the pro forma statements are not necessarily indicative of the future financial condition or results of operations of the Company.

THE ACQUISITION

     On September 21, 2002, the Company entered into an agreement with Sprint and Centel Directories to purchase all the outstanding capital stock of all of the entities comprising SPA for $2.23 billion in cash, subject to a working capital adjustment. Under the purchase method of accounting, the costs to acquire SPA, including transaction costs, will be allocated to the underlying net assets in proportion to their respective fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired, including identifiable intangible assets, will be allocated to goodwill. A preliminary allocation of the purchase price to the net assets acquired, including identifiable intangible assets, has been made based on the best information currently available. However, additional analysis must be completed to provide the basis for determining the fair value of identifiable intangible assets and their respective amortization periods. The finalization of the purchase price allocation may result in materially different fair values assigned to the net assets acquired, including identifiable intangible assets and their useful lives.

     Management expects that the SPA acquisition will result in increased efficiencies and cost savings opportunities for the combined company. These opportunities include, but are not limited to, information technology cost savings from the elimination and consolidation of publishing, sales and other systems, rationalization and increased utilization of pre-press publishing facilities, and the rationalization of administrative and other support functions. Management also expects that the combined company will incur certain general and administrative costs above the amounts historically allocated to SPA by its parent company. In addition, once the SPA acquisition is consummated, the Company will evaluate the application of SPA's accounting policies to ensure consistency with the application of its own policies. However, the net financial impact of these matters has not been reflected in the accompanying pro forma statements.

     We will begin to consolidate the results of SPA from the date of consummation of the SPA acquisition. Under purchase accounting, the liability for pre-acquisition deferred revenue reflected on the financial statements of SPA will be reduced to zero on the date of acquisition. Additionally, deferred directory costs will be adjusted to reflect only those deferred costs related to unpublished directories. As a result of these purchase accounting adjustments and using the deferred revenue and cost balances as of September 30, 2002, revenue and expenses would be reduced by an estimated $242.4 million and

$78.9 million, respectively, in the first year following the SPA acquisition. Had the SPA acquisition not occurred, SPA's deferred revenue and expenses would have continued to be amortized into revenue and expenses ratably over the life of the applicable directories. These purchase accounting adjustments are non-recurring and have no future cash impact. Although the deferred revenue balance is eliminated under purchase accounting, accounts receivable balances remain and we will retain all the rights and obligations associated with the collection of amounts due under the advertising contracts executed prior to SPA being acquired by the Company.

     Additionally, the Company is currently a sales agent for SPA and has a membership interest in CenDon, L.L.C. ("CenDon"), a joint venture with Centel Directory Company, a subsidiary of Sprint. A portion of the Company's revenue and partnership and joint venture income is received from SPA. Had the SPA acquisition occurred on January 1, 2001, all subsequent transactions between the Company and SPA would have been intercompany transactions. Accordingly, the transactions between the Company and SPA have been eliminated in the pro forma statements.

REVENUE RECOGNITION

     Upon the consummation of the acquisition of SPA, the Company will be the publisher of 260 revenue-generating yellow pages directories. Historically, when the Company was a directory publisher, its accounting policy was to recognize revenue and direct costs when a directory was both published and substantially delivered. Upon consummation of the SPA acquisition, we presently intend to recognize revenue and direct costs related to the publication of yellow pages directories under the deferral method. Under this method, revenue from advertising sales and costs directly related to sales, production, printing and distribution are deferred and amortized ratably over a 12-month period, which is the typical life of a directory.

             DONNELLEY PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                            AS OF SEPTEMBER 30, 2002

                                DONNELLEY       SPA       PRE-ACQUISITION      ACQUISITION
                                HISTORICAL   HISTORICAL     ADJUSTMENTS        ADJUSTMENTS     PRO FORMA
                                ----------   ----------   ---------------      -----------     ----------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and cash equivalents.....  $   9,845     $    681       $   (681)(1)      $       --      $    9,845
Accounts receivable, net......     30,891      234,862        (27,350)(2)              --         238,403
Deferred directory costs......         --       91,786             --             (78,923)(4)
                                                                                    6,704(4)       19,567
Advances to parent company....         --       21,114        (21,114)(1)              --              --
Deferred income taxes.........         --       35,934             --             (35,934)(4)          --
Prepaid expenses and other....        349        6,600             --                  --           6,949
                                ---------     --------       --------          ----------      ----------
     Total current assets.....     41,085      390,977        (49,145)           (108,153)        274,764
Fixed assets and computer
  software, net...............     12,292       13,686             --                  --          25,978
Partnership and joint venture
  investments.................    207,643           --        (16,845)(2)              --         190,798
Prepaid pension...............     22,156           --             --                  --          22,156
Deferred income taxes.........         --        3,829             --              (3,829)(4)          --
Other non-current assets......      7,291           46             --              61,708(5)
                                                                                     (515)(7)      68,530
Intangible assets.............         --           --             --           1,870,000(4)    1,870,000
Goodwill......................         --        1,275             --             171,141(4)
                                                                                   (1,275)(4)     171,141
                                ---------     --------       --------          ----------      ----------
     Total Assets.............  $ 290,467     $409,813       $(65,990)         $1,989,077      $2,623,367
                                =========     ========       ========          ==========      ==========
LIABILITIES AND SHAREHOLDERS'
EQUITY:
Accounts payable and accrued
  liabilities.................  $  32,309     $ 22,786       $ (9,327)(2)      $       --      $   45,768
Affiliated payables...........         --       17,808        (17,808)(1)              --              --
Deferred revenue..............         --      242,350             --            (242,350)(4)          --
Current portion of long-term
  debt........................      2,259           --             --              (2,259)(7)          --
                                ---------     --------       --------          ----------      ----------
     Total current
       liabilities............     34,568      282,944        (27,135)           (244,609)         45,768
Long-term debt................    221,991           --             --             (71,991)(7)
                                                                                2,203,250(5)    2,353,250
Deferred income
  taxes -- net................     57,377           --             --                  --          57,377
Post-retirement and other
  benefits....................      7,322       19,484        (19,484)(1)              --           7,322
Other non-current
  liabilities.................     13,920       15,806         (1,801)(1)         (14,000)(8)
                                                               (7,049)(2)                           6,876
Minority interest.............         --       (5,451)            --               5,451(2)           --
Convertible preferred stock...         --           --             --             161,780(6)      161,780

                                DONNELLEY       SPA       PRE-ACQUISITION      ACQUISITION
                                HISTORICAL   HISTORICAL     ADJUSTMENTS        ADJUSTMENTS     PRO FORMA
                                ----------   ----------   ---------------      -----------     ----------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SHAREHOLDERS' EQUITY:
Preferred stock...............  $      --     $     --       $     --          $       --      $       --
Common stock..................     51,622            1             --                  (1)(9)      51,622
Additional paid-in capital....     39,639          176             --              22,644(6)
                                                                                     (176)(9)      62,283
Unamortized restricted
  stock.......................       (387)          --             --                  --            (387)
Warrants outstanding..........         --           --             --              13,576(6)       13,576
Retained earnings.............     30,539       96,853        (10,521)(3)         (86,847)(9)      30,024
Treasury stock................   (164,755)          --             --                  --        (164,755)
Accumulated other
  comprehensive loss..........     (1,369)          --             --                  --          (1,369)
                                ---------     --------       --------          ----------      ----------
Total shareholders' equity....    (44,711)      97,030        (10,521)            (50,804)         (9,006)
                                ---------     --------       --------          ----------      ----------
       Total liabilities and
          shareholders'
          equity..............  $ 290,467     $409,813       $(65,990)         $1,989,077      $2,623,367
                                =========     ========       ========          ==========      ==========

---------------

(1) Pursuant to the terms of the stock purchase agreement by and among the Company, Sprint and Centel Directories, prior to the closing, SPA will settle its intercompany receivables and payables with Sprint and dividend excess cash to Sprint. The stock purchase agreement further states that the Company will not assume SPA's existing post-retirement and other benefit obligations. The effect of these adjustments increased net assets acquired by $17,298.

(2) The Company currently provides sales agency and pre-press publishing services for SPA directories in select markets and receives commission and pre-press publishing revenue from SPA and a priority distribution from CenDon. As a result of the SPA acquisition, the Company will become the publisher of these directories. Accordingly, all commissions, pre-press publishing and priority distribution receivables and payables between the Company and SPA in the historical financial statements would be intercompany transactions and, therefore, have been eliminated. The effect of these adjustments was to reduce shareholders' equity by $33,270.

(3) Represents the net adjustment to shareholders' equity for adjustments (1) and (2) above.

(4) The SPA acquisition will be accounted for as a purchase business combination in accordance with the Statement of Financial Accounting Standards No. 141, Business Combinations. Accordingly, the purchase price will be allocated to the tangible and identified intangible assets acquired and the liabilities assumed on the acquisition date, as adjusted to eliminate intercompany items between the Company and SPA. A preliminary allocation of the purchase price to the net assets acquired and liabilities assumed has been performed using a third party valuation, as follows:

CALCULATION OF PURCHASE PRICE:
  Cash......................................................  $2,230,000
  Transaction costs.........................................      21,292
                                                              ----------
  Total purchase price......................................  $2,251,292
                                                              ==========

ALLOCATION OF PURCHASE PRICE:
  SPA historical net assets.................................  $   97,030
  Pre-acquisition net asset adjustments.....................      17,298
  Intercompany eliminations.................................     (33,270)
  Fair value adjustments
     Reverse pre-acquisition deferred revenue...............     242,350
     Reverse deferred directory costs associated with
       directories published pre-acquisition................     (78,923)
     Deferred taxation(a)...................................     (39,763)
     Eliminate SPA's historical goodwill....................      (1,275)
                                                              ----------
  SPA tangible assets acquired..............................     203,447

INTANGIBLE ASSETS:
  Directory services license agreement(b)...................   1,600,000
  Customer lists/relationships(c)...........................     270,000
  Estimated profit on executed sales contracts(d)...........       6,704
  Goodwill(e)...............................................     171,141
                                                              ----------
  Total purchase price......................................  $2,251,292
                                                              ==========

        -----------------------

        (a) This adjustment is to reverse SPA's pre-acquisition deferred tax assets, which are eliminated as a result of the application of purchase accounting.

        (b) The directory services license agreement includes a 50-year exclusive license to produce, publish and distribute directories for Sprint's Local Telecommunications Division ("Sprint LTD") in SPA's current areas of operation. Should Sprint sell any of the service areas covered by the agreement, the purchaser will be bound by all rights and obligations under this agreement. Sprint has also agreed to purchase a minimum of $3,000 in advertising per year through 2006 and to reimburse the Company for any incremental costs resulting from any new regulatory requirements. Finally, Sprint will execute a non-competition agreement and trademark license agreement. As the term of each of these agreements is 50 years and they are interrelated, the value of the three agreements has been included as directory services agreement shown above. The aggregate fair value of the agreements has been computed using an expected cash flow model. The Company is not obligated to close the acquisition if directories representing more than 8% of revenues are unable to be included in the transaction due to unforeseen regulatory issues.

        (c) The fair value of SPA's existing customer relationships has been determined based upon the net present value of estimated future cash flows.

        (d) In accordance with purchase accounting applied to the acquisition of businesses, deferred costs associated with directories unpublished at the date of acquisition are recorded at fair value less the expected costs to complete plus a normal profit margin. This step up of work in progress on unpublished directories will result in a one-time charge to operating costs immediately following the acquisition as the associated directories are subsequently published.

        (e) Represents the excess of the purchase price over the fair value of net assets acquired.

(5) The Company expects to finance most of the purchase price. We expect the net proceeds to be $2,141,542. Total financing costs associated with such financing are expected to be approximately $61,708.

(6) Pursuant to a preferred stock and warrant purchase agreement between the Company and GS Capital Partners 2000, L.P. ("GSCP 2000"), GSCP 2000 and/or other third parties will invest $200,000 through the purchase of a new series of convertible preferred stock and warrants to purchase an aggregate of 1.65 million shares of common stock of the Company. The net proceeds of $198,000 (net of fees of $2,000) will be used to finance the SPA acquisition and repay existing senior debt. The convertible preferred stock will initially be convertible at a price of $24.05 per share, subject to adjustment, and will earn a cumulative dividend of 8%, compounded quarterly, which the Company may pay in cash or allow to accrue, at its option. The warrants will have an exercise price equal to the 30-day average of the common stock price at closing. The warrants will be exercisable at any time after the date of issuance and expire five years after the date of issuance.

    The $13,576 estimated fair value of the warrants was determined using the Black-Scholes valuation model. The estimated fair value of the warrants has been deducted from the value of the convertible preferred stock and reflected in shareholders' deficit. The Company has also estimated that, at the date the preferred stock is issued, there will be a beneficial conversion feature BCF, in the amount of $22,644. The fair value of the BCF is primarily derived from the conversion price of the preferred stock in relation to the market value of common stock of the Company and the estimated fair value of the warrants. The amount of BCF is recorded as a reduction to the carrying value of the preferred shares and as additional paid in capital in shareholders' deficit. This BCF is treated as a "deemed dividend" to the preferred shareholders and will reduce income available to common stockholders and earnings per share in the first year after the SPA acquisition. The allocation of net proceeds from the issuance of preferred stock has been estimated as follows:

Convertible preferred stock.................................  $161,780
Additional paid in capital..................................    22,644
Warrants outstanding........................................    13,576
                                                              --------
Net proceeds................................................  $198,000
                                                              ========

    The fair value of the warrants and the estimated BCF included in these pro forma statements were calculated based upon the best information available to management. These values will be updated at the time of closing of the transaction. The ultimate fair value of the warrants and amount of BCF, if any, will be determined in part based on the exercise price of the warrants, as described above, and the market price of common stock of the Company on the date of closing. Accordingly, the allocation of net proceeds from the sale of preferred stock presented in these pro forma statements could differ materially from the allocation presented in these pro forma statements.

    The convertible preferred stock will have a liquidation value of $200,000 immediately after the closing of the SPA acquisition.

(7) At the closing of the SPA acquisition, the Company will repay the $74,250 outstanding under its existing credit facility, comprised of a short-term amount of $2,259 and long-term amount of $71,991.

    In connection with this repayment, unamortized deferred financing costs related to this debt of $515 will be written off. This write-off is reported as an extraordinary loss and is therefore not reflected on the pro forma statement of operations for the year ended December 31, 2001. This amount is reflected as an adjustment to retained earnings on the pro forma balance sheet as of September 30, 2002.

(8) Under the terms of the stock purchase agreement, the Company will pay $14,000 at the closing of the SPA acquisition to Sprint LTD in settlement of all amounts owed to Sprint LTD by the Company and SPA related to the CenDon relationship.

(9) Adjustment to eliminate (i) SPA's historical common stock, additional paid in capital and retained earnings, (ii) the effect on shareholders' equity from the pre-acquisition adjustments and (iii) the write-off of deferred financing costs related to the repayment of debt under the existing credit facility.

           DONNELLEY PRO FORMA COMBINED INCOME STATEMENT (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                               CONFORMING AND
                                     DONNELLEY       SPA        ELIMINATION       ACQUISITION
                                     HISTORICAL   HISTORICAL    ADJUSTMENTS       ADJUSTMENTS     PRO FORMA
                                     ----------   ----------   --------------     -----------     ---------
                                                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues(1)....................   $ 58,783     $409,252       $(39,985)(3)     $      --      $ 428,050
Expenses(1)
  Operating expenses...............     36,351      150,192         26,320(2)             --
                                                                   (34,058)(3)                      178,805
  General & administrative
     expenses......................     12,273       42,642        (26,320)(2)            --         28,595
  Depreciation and amortization....      4,718        6,517             --            46,050(3)      57,285
  Restructuring charge.............        218          145             --                --            363
                                      --------     --------       --------         ---------      ---------
     Total expenses................     53,560      199,496        (34,058)           46,050        265,048
Partnership and joint venture
  income...........................    108,818           --        (13,178)(1)            --
                                                                    (2,678)(2)                       92,962
                                      --------     --------       --------         ---------      ---------
     Operating income..............    114,041      209,756        (21,783)          (46,050)       255,964
Interest expense, net..............    (16,960)        (165)            --          (132,988)(4)   (150,113)
Priority distribution..............         --      (13,178)        13,178(1)             --             --
Other expense......................         --          (49)            --                --            (49)
Minority interest..................         --          159           (159)(2)            --             --
                                      --------     --------       --------         ---------      ---------
     Income before taxes...........     97,081      196,523         (8,764)         (179,038)       105,802
Provision for income taxes.........     37,375       76,955         (3,506)(5)       (71,615)(5)     39,209
                                      --------     --------       --------         ---------      ---------
Net income before extraordinary
  loss.............................     59,706      119,568         (5,258)         (107,423)        66,593
Less: preferred dividend...........         --           --             --            13,250 (6)     13,250
                                      --------     --------       --------         ---------      ---------
Net income (loss) before
  extraordinary loss available to
  common shareholders..............   $ 59,706     $119,568       $ (5,258)        $(120,673)     $  53,343
                                      ========     ========       ========         =========      =========
Earnings per share before
  extraordinary loss
  Basic............................   $   2.02                                                    $    1.40(7)
  Diluted..........................       1.97                                                         1.40(7)
Shares used in computing earnings
  per share
  Basic............................     29,618                                                       29,618(7)
  Diluted..........................     30,262                                                       29,618(7)

           DONNELLEY PRO FORMA COMBINED INCOME STATEMENT (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                  CONFORMING
                                                                      AND
                                        DONNELLEY       SPA       ELIMINATION     ACQUISITION
                                        HISTORICAL   HISTORICAL   ADJUSTMENTS     ADJUSTMENTS     PRO FORMA
                                        ----------   ----------   -----------     -----------     ---------
                                                   (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues..........................   $ 76,739     $555,637     $(50,527)(2)    $      --      $ 581,849
Expenses
  Operating expenses..................     47,833      210,762       42,613(1)         6,704(3)
                                                                    (46,518)(2)                     261,394
  General & administrative expenses...     16,643       65,761      (42,613)(1)           --         39,791
  Depreciation and amortization.......     10,767        8,901           --           56,900(3)      76,568
  Restructuring charge................     18,556        1,588           --               --         20,144
  Investment impairment charge........     11,432           --           --               --         11,432
                                         --------     --------     --------        ---------      ---------
     Total expenses...................    105,231      287,012      (46,518)          63,604        409,329
Partnership and joint venture
  income..............................    139,964           --      (18,436)(1)
                                                                        891(2)            --        122,419
                                         --------     --------     --------        ---------      ---------
     Operating income.................    111,472      268,625      (21,554)         (63,604)       294,939
Interest expense, net.................    (24,944)       1,050           --         (172,493)(4)   (196,387)
Priority distribution.................         --      (18,436)      18,436(1)            --             --
Other income, net.....................         --        1,493           --               --          1,493
Minority interest.....................         --         (561)         561(3)            --             --
                                         --------     --------     --------        ---------      ---------
     Income before taxes..............     86,528      252,171       (2,557)        (236,097)       100,045
Provision for income taxes............     36,272       98,446       (1,023)(5)      (94,439)(5)     39,256
                                         --------     --------     --------        ---------      ---------
Net income before extraordinary
  loss................................     50,256      153,725       (1,534)        (141,658)        60,789
Less: preferred dividend..............         --           --           --           39,124 (6)     39,124
                                         --------     --------     --------        ---------      ---------
Net income (loss) before extraordinary
  loss available to common
  shareholders........................   $ 50,256     $153,725     $ (1,534)       $(180,782)     $  21,665
                                         ========     ========     ========        =========      =========
Earnings per share before
  extraordinary loss
  Basic...............................   $   1.66                                                 $    0.56(7)
  Diluted.............................       1.62                                                      0.56(7)
Shares used in computing earnings per
  share
  Basic...............................     30,207                                                    30,207(7)
  Diluted.............................     30,976                                                    30,207(7)

           DONNELLEY PRO FORMA COMBINED INCOME STATEMENT (UNAUDITED)
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2002

                                                               CONFORMING AND
                                     DONNELLEY       SPA        ELIMINATION       ACQUISITION
                                     HISTORICAL   HISTORICAL    ADJUSTMENTS       ADJUSTMENTS     PRO FORMA
                                     ----------   ----------   --------------     -----------     ---------
                                                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues.......................   $ 74,483     $548,869       $(48,607)(2)     $      --      $ 574,745
Expenses
  Operating expenses...............     45,838      203,952         32,703(1)          6,704(3)
                                                                   (46,359)(2)                      242,838
  General & administrative
     expenses......................     16,109       54,952        (32,703)(1)            --         38,358
  Depreciation and amortization....      7,248        8,759             --            60,275(3)      76,282
  Restructuring charge.............     18,774        1,733             --                --         20,507
  Investment impairment charge.....     11,432           --             --                           11,432
                                      --------     --------       --------         ---------      ---------
     Total expenses................     99,401      269,396        (46,359)           66,979        389,417
Partnership and joint venture
  income...........................    136,243           --        (17,866)(1)            --
                                                                    (1,094)(2)                      117,283
                                      --------     --------       --------         ---------      ---------
     Operating income..............    111,325      279,473        (21,208)          (66,979)       302,611
Interest expense, net..............    (22,934)        (113)                        (176,044)(4)   (199,091)
Priority distribution..............         --      (17,866)        17,866(1)             --             --
Other expense......................         --        1,648             --                --          1,648
Minority interest..................         --         (555)           555(3)             --             --
                                      --------     --------       --------         ---------      ---------
     Income before taxes...........     88,391      262,587         (2,787)         (243,023)       105,168
Provision for income taxes.........     37,941      102,723         (1,115)(5)       (97,208)(5)     42,341
                                      --------     --------       --------         ---------      ---------
Net income before extraordinary
  loss.............................     50,450      159,864         (1,672)         (145,815)        62,827
Less: preferred dividend...........         --           --             --            17,496 (6)     17,496
                                      --------     --------       --------         ---------      ---------
Net income (loss) before
  extraordinary loss available to
  common shareholders..............   $ 50,450     $159,864       $ (1,672)        $(163,311)     $  45,331
                                      ========     ========       ========         =========      =========
Earnings per share before
  extraordinary loss
  Basic............................   $   1.71                                                    $    1.20(7)
  Diluted..........................       1.67                                                         1.20(7)
Shares used in computing earnings
  per share
  Basic............................     29,573                                                       29,573(7)
  Diluted..........................     30,265                                                       29,573(7)

---------------

(1) SPA reports bad debt expense as part of general and administrative expenses, whereas the Company reports bad debt expense as operating expense. Accordingly, to conform to the Company's historical financial statements, SPA's bad debt expense of $26,320 for the nine months ended September 30, 2002, $42,613 for the year ended December 31, 2001 and $32,703 for the twelve months ended September 30, 2002 have been reclassified to operating expense.

    In addition, SPA reports priority distribution expense as a separate line item below operating income, whereas the Company reports priority distribution income as part of partnership and joint venture income above operating income. Accordingly, to be consistent with the Company's historical financial statements, SPA's priority distribution expense for the nine months ended September 30, 2002, the year ended

    December 31, 2001 and the twelve months ended September 30, 2002 has been reclassified to partnership and joint venture income.

(2) The Company currently provides sales agency and pre-press publishing services for SPA directories in select markets and receives commission and pre-publishing revenue from SPA. Similarly, SPA incurs expense for the services provided by the Company. As a result of the SPA acquisition, the Company will become the publisher of these directories. Accordingly, this adjustment eliminates all revenue and expense amounts from transactions between the Company and SPA as these transactions would have been intercompany transactions. Donnelley also receives a priority distribution payment from SPA under the terms of the CenDon operating agreement. The priority distribution income recorded by the Company and expense recorded by SPA have also been eliminated. The minority interest relates to CenDon and is therefore also eliminated in the pro forma statements.

(3) This adjustment reflects additional depreciation and amortization expense from the amortization of acquired identifiable intangible assets over their estimated useful lives. Identifiable intangible assets consist of a directory services license agreement between the Company and Sprint that gives the Company the exclusive right to produce, publish and distribute directories for Sprint LTD in SPA's current areas of operation, a trademark license agreement that gives the Company the exclusive right to use the Sprint brand/trademark in SPA's current markets and a non-competition agreement that prohibits Sprint from producing, publishing and distributing print directories or selling local advertising in SPA's current markets, with certain limited exceptions. Because the term of each of these agreements is 50 years and they are interrelated, an aggregate value of $1,600,000 was allocated to these agreements. Identifiable intangible assets also include $270,000 that was allocated to the value of established customer relationships. The value of the directory services license agreement and the value of the established customer relationships are being amortized in a manner that best reflects the economic benefits derived from these intangible assets. The use of the trademark is being amortized on a straight-line basis over 50 years, while the established customer relationships are being amortized under an accelerated method over a 20-year period, which approximates a straight line equivalent of 14 years. This method recognizes that the value derived from the customer relationships is greater in the earlier years and steadily declines over time.

    Under purchase accounting, deferred costs associated with unpublished directories at the date of acquisition are recorded at fair value less the expected costs to complete plus a normal profit margin. The step up of work in progress on unpublished directories was estimated to be $6,704 and will be amortized over a period of less than one year.

    Under FAS 142, "Goodwill and Other Intangible Assets," goodwill is no longer amortized and, instead, the carrying value is subject to annual impairment testing.

    The final allocation of the purchase price will be determined after the SPA acquisition and will be based on a comprehensive analysis and evaluation of the fair value of assets acquired and liabilities assumed. The results of this comprehensive analysis and evaluation may result in materially different fair values assigned to the assets acquired and liabilities assumed, including identifiable intangible assets and their respective useful lives.

(4) The pro forma interest expense adjustments for the nine months ended September 30, 2002, the year ended December 31, 2001 and the twelve months ended September 30, 2002 are as follows:

                                                            NINE MONTHS                   TWELVE MONTHS
                                                               ENDED        YEAR ENDED        ENDED
                                                           SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                                               2002            2001           2002
                                                           -------------   ------------   -------------
Interest expense on borrowings (assumes 8% weighted
  average rate)..........................................    $132,195        $176,260       $176,260
Amortization of deferred financing costs.................       6,093           8,124          8,124
Other annual fees........................................         513             684            684
                                                             --------        --------       --------
Interest expense on debt.................................     138,801         185,068        185,068
Eliminate historical interest on existing term loans.....      (5,813)        (12,575)        (9,024)
                                                             --------        --------       --------
Net interest expense adjustment..........................    $132,988        $172,493       $176,044
                                                             ========        ========       ========

    Deferred financing costs related to the debt to be incurred are being amortized over the term of the associated arrangement. The Company will also repay its outstanding debt under its existing senior secured credit facility. The pro forma statements assume this debt was repaid at January 1, 2001 and historical interest expense incurred on the existing senior secured credit facility has been eliminated in the pro forma statements.

    Assuming a 1/8% increase in the interest rate associated with the variable portion of the debt, pro forma net income would have been reduced by $817 for the nine months ended September 30, 2002 and $1,090 for the year ended December 31, 2001 and the twelve months ended September 30, 2002.

    The new senior secured credit facility will require that, within a specified period after the closing of the SPA acquisition, the Company enter into hedge agreements to provide either a fixed interest rate or interest rate protection for a specified portion of the aggregate principal amount of the term loan portions thereof. These agreements have not been executed yet, and we are unable to predict what the ultimate terms and conditions for such hedge agreements will be. Therefore, an estimate of the potential impact on interest expense from the hedge agreements has not been included in the pro forma statements.

(5) Represents the income tax effect of the pro forma adjustments, using a statutory tax rate of 40%.

(6) Represents the dividend on the convertible preferred stock issued by the Company to fund a portion of the purchase price of the SPA acquisition. The preferred stock earns a cumulative dividend of 8%, compounded quarterly, which the Company may pay in cash or allow to accrue, at its option. The pro forma preferred dividend was $13,250, $16,480 and $17,496 for the nine months ended September 30, 2002, the year ended December 31, 2001 and the twelve months ended September 30, 2002, respectively. In addition, at the time of issuance, the Company estimates that there will be a BCF of $22,644 (see footnote (6) to the pro forma balance sheet as of September 30, 2002). The amount of the BCF is recognized as a deemed dividend in 2001 as the preferred stock is convertible into common stock immediately after issuance. The pro forma dividend for the year ended December 31, 2001 is as follows:

Stated 8% dividend..........................................  $16,480
BCF deemed dividend.........................................   22,644
                                                              -------
Pro forma dividend..........................................  $39,124
                                                              =======

(7) The preferred stock referred to in footnote (6) above is entitled to participate in any dividend declared to common shareholders and would receive the same dividend per share as the common shareholders on an as-converted basis. Due to this participation feature, earnings per share ("EPS") are computed under the two-class method. The two-class method is an earnings allocation formula that calculates basic EPS for common shareholders and preferred shareholders on an as-converted basis.

    The calculation of pro forma basic EPS under the two-class method for the nine months ended September 30, 2002, the year ended December 31, 2001 and the twelve months ended September 30, 2002 is as follows:

                                                                NINE MONTHS ENDED
                                                               SEPTEMBER 30, 2002
                                                              ---------------------
                                                                          COMMON
                                                              COMMON    EQUIVALENTS
                                                              -------   -----------
Net income before extraordinary loss available to common and
  common equivalents........................................  $53,343     $53,343
Percentage of shares to total shares........................       78%         22%
                                                              -------     -------
Rights to undistributed earnings............................   41,608      11,735
Shares attributable.........................................   29,618       8,316
                                                              -------     -------
Basic EPS before extraordinary loss.........................  $  1.40     $  1.41
                                                              =======     =======

                                                                   YEAR ENDED
                                                                DECEMBER 31, 2001
                                                              ---------------------
                                                                          COMMON
                                                              COMMON    EQUIVALENTS
                                                              -------   -----------
Net income before extraordinary loss available to common and
  common equivalents........................................  $21,665     $21,665
Percentage of shares to total shares........................       78%         22%
                                                              -------     -------
Rights to undistributed earnings............................   16,899       4,766
Shares attributable.........................................   30,207       8,316
                                                              -------     -------
Basic EPS before extraordinary loss.........................  $ 0.56      $  0.57
                                                              =======     =======

                                                                  TWELVE MONTHS
                                                                      ENDED
                                                               SEPTEMBER 30, 2002
                                                              ---------------------
                                                                          COMMON
                                                              COMMON    EQUIVALENTS
                                                              -------   -----------
Net income before extraordinary loss available to common and
  common equivalents........................................  $45,331     $45,331
Percentage of shares to total shares........................       78%         22%
                                                              -------     -------
Rights to undistributed earnings............................   35,358       9,973
Shares attributable.........................................   29,573       8,316
                                                              -------     -------
Basic EPS before extraordinary loss.........................  $  1.20     $  1.20
                                                              =======     =======

     For the nine months ended September 30, 2002, the year ended December 31, 2001 and the twelve months ended September 30, 2002, the calculation of diluted EPS is anti-dilutive; therefore, diluted EPS equals basic EPS for all periods.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         R.H. DONNELLEY CORPORATION

                                         By: /s/ ROBERT J. BUSH
                                          --------------------------------------
                                             Name: Robert J. Bush
                                             Title: Vice President and General
                                                    Counsel

                                         R.H. DONNELLEY INC.

                                         By: /s/ ROBERT J. BUSH
                                          --------------------------------------
                                             Name: Robert J. Bush
                                             Title: Vice President and General
                                                    Counsel

Date: November 14, 2002